Exhibit 99.(h)(i)(a)

AMENDMENT TO ADMINISTRATIVE AND TRANSFER AGENCY AGREEMENT

This Amendment TO ADMINISTRATIVE AND TRANSFER AGENCY AGREEMENT (this “Amendment”) is dated as of March 6, 2026, by and between AIM ETF Products Trust (the “Fund”), and Brown Brothers Harriman & Co. (“BBH&Co.”).

Reference is made to the Administrative and Transfer Agency Agreement dated as of May 15, 2020, by and between the Fund, on behalf of each series listed on Appendix A to the Agreement (each a “Portfolio” and collectively, the “Portfolios”) and BBH&Co., as amended from time to time and as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Whereas, the Fund and BBH&Co. wish to add additional Portfolios to Appendix A to the Agreement;

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

A.	Amendment to the Agreement

The Agreement is hereby amended by deleting Appendix A in its entirety and replacing it with the Appendix A attached hereto.

B.	Miscellaneous

1.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as specifically amended hereby, the Agreement remains unchanged, in full force and effect and binding on the parties in accordance with its terms. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof.

2.	This Amendment shall be governed and construed in accordance the governing law and jurisdiction provisions of the Agreement.

3.	This Amendment may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused their duly authorized representatives to execute this Amendment to the Agreement, effective as of the first date written above.

BROWN BROTHERS HARRIMAN & CO.		AIM ETF PRODUCTS TRUST

By:	/s/ Kate Ahalt	By:	/s/ Brian Muench
Name:	Kate Ahalt	Name:	Brian Muench
Title:	Managing Director	Title:	President

APPENDIX A

TO

ADMINISTRATIVE AND TRANSFER AGENCY AGREEMENT

Dated as of March 6, 2026

The following is a list of Portfolios for which the Administrator shall serve under an Administrative and Transfer Agency Agreement dated as of May 15, 2020, as amended:

AllianzIM U.S. Equity Buffer10 Apr ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Apr ETF)

AllianzIM U.S. Equity Buffer20 Apr ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Apr ETF)

AllianzIM U.S. Equity Buffer10 Jul ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Jul ETF)

AllianzIM U.S. Equity Buffer20 Jul ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Jul ETF)

AllianzIM U.S. Equity Buffer10 Oct ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Oct ETF)

AllianzIM U.S. Equity Buffer20 Oct ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Oct ETF)

AllianzIM U.S. Equity Buffer10 Jan ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Jan ETF)

AllianzIM U.S. Equity Buffer20 Jan ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Jan ETF)

AllianzIM U.S. Equity Buffer10 Nov ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Nov ETF)

AllianzIM U.S. Equity Buffer20 Nov ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Nov ETF)

AllianzIM U.S. Equity Buffer10 Dec ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Dec ETF)

AllianzIM U.S. Equity Buffer20 Dec ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Dec ETF)

AllianzIM U.S. Equity Buffer10 Feb ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Feb ETF)

AllianzIM U.S. Equity Buffer20 Feb ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Feb ETF)

AllianzIM U.S. Equity Buffer10 Mar ETF(fka: AllianzIM U.S. U.S. Large Cap Buffer10 Mar ETF)

AllianzIM U.S. Equity Buffer20 Mar ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Mar ETF)

AllianzIM U.S. Equity Buffer10 May ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 May ETF)

AllianzIM U.S. Equity Buffer20 May ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 May ETF)

AllianzIM U.S. Equity Buffer10 Jun ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Jun ETF)

AllianzIM U.S. Equity Buffer20 Jun ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Jun ETF)

AllianzIM U.S. Equity Buffer10 Aug ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Aug ETF)

AllianzIM U.S. Equity Buffer20 Aug ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Aug ETF)

AllianzIM U.S. Equity Buffer10 Sep ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer10 Sep ETF)

AllianzIM U.S. Equity Buffer20 Sep ETF (fka: AllianzIM U.S. U.S. Large Cap Buffer20 Sep ETF)

AllianzIM U.S. Equity 6 Month Buffer10 Jan/Jul ETF (fka: AllianzIM U.S. 6 Month Buffer10 Jan/Jul ETF)

AllianzIM U.S. Equity 6 Month Buffer10 Apr/Oct ETF (fka: AllianzIM U.S. 6 Month Buffer10 Apr/Oct ETF)

AllianzIM U.S. Equity 6 Month Buffer10 Feb/Aug ETF (fka: AllianzIM U.S. 6 Month Buffer10 Feb/Aug ETF)

AllianzIM U.S. Equity 6 Month Buffer10 Mar/Sep ETF AllianzIM (fka: AllianzIM U.S. 6 Month Buffer10 Mar/Sep ETF)

AllianzIM U.S. Equity 6 Month Buffer10 May/Nov ETF (fka: AllianzIM U.S. 6 Month Buffer10 May/Nov ETF)

AllianzIM U.S. Equity 6 Month Buffer10 Jun/Dec ETF (fka: AllianzIM U.S. 6 Month Buffer10 Jun/Dec ETF)

AllianzIM U.S. Equity 6 Month Floor5 Jan/Jul ETF (fka: AllianzIM U.S. Large Cap 6 Month Floor5 Jan/Jul ETF)

AllianzIM U.S. Equity 6 Month Floor5 Apr/Oct ETF (fka: AllianzIM U.S. Large Cap 6 Month Floor5 Apr/Oct ETF)

AllianzIM U.S. Equity Buffer15 Uncapped Apr ETF

AllianzIM U.S. Equity Buffer15 Uncapped May ETF

AllianzIM U.S. Equity Buffer15 Uncapped Jun ETF

AllianzIM U.S. Equity Buffer15 Uncapped Jul ETF

AllianzIM U.S. Equity Buffer15 Uncapped Aug ETF

AllianzIM U.S. Equity Buffer15 Uncapped Sep ETF

AllianzIM U.S. Equity Buffer15 Uncapped Oct ETF

AllianzIM U.S. Equity Buffer15 Uncapped Nov ETF

AllianzIM U.S. Equity Buffer15 Uncapped Dec ETF

AllianzIM U.S. Equity Buffer15 Uncapped Jan ETF

AllianzIM U.S. Equity Buffer15 Uncapped Feb ETF

AllianzIM U.S. Equity Buffer15 Uncapped Mar ETF

AllianzIM 6 Month Buffer10 Allocation ETF

AllianzIM Buffer20 Allocation ETF

AllianzIM Buffer15 Uncapped Allocation ETF

AllianzIM U.S. Equity Buffer100 Protection ETF

AllianzIM U.S. Equity Buffer15 ETF

AllianzIM International Equity Buffer15 Uncapped Oct ETF

AllianzIM International Equity Buffer15 Uncapped Jan ETF

AllianzIM International Equity Buffer15 Uncapped Apr ETF

AllianzIM International Equity Buffer15 Uncapped Jul ETF

AllianzIM U.S. Equity Buffer5 ETF

AllianzIM Growth-100 Buffer5 ETF

AllianzIM Growth-100 Buffer15 ETF

AllianzIM International Equity Buffer5 ETF

AllianzIM International Equity Buffer15 ETF

AllianzIM U.S. Small Cap Buffer5 ETF

AllianzIM U.S. Small Cap Buffer5 ETF